Exhibit 99.1

La Rosa Holdings Corp. Reports First Half 2026 Results Highlighted by 10% Gross Profit Growth and 42% Improvement in Operating Loss

First half 2026 gross margin expands approximately 329 basis points to 13.0% as operating expenses decline 25%

First half 2026 net loss improved 9.4% to $15.6 million, compared with a net loss of $17.2 million in the prior-year period.

Commercial Brokerage revenue increased 95% during the first half of 2026

Celebration, FL – August 24, 2026 – La Rosa Holdings Corp. (NASDAQ: LRHC) (“La Rosa” or the “Company”), a real estate and PropTech company, today provided a business update and reported financial results for the second quarter ended June 30, 2026.

Q2 2026 Financial Highlights

●	Total revenue was $15.1 million, compared with $20.2 million in the second quarter of 2025.

●	Gross profit was $1.7 million, compared with $1.9 million in the prior-year quarter, a decrease of 6.5%.

●	Gross margin expanded to 11.5% from 9.2%, an improvement of approximately 235 basis points.

●	Total operating expenses decreased 21.2% to $3.4 million, compared with $4.3 million in the second quarter of 2025.

●	Operating loss narrowed 32.2% to $1.7 million, compared with $2.5 million in the prior-year quarter, an improvement of approximately $793,000.

●	Sales and marketing expense decreased 69.0% to approximately $188,000, while stock-based compensation expense declined 85.6% to approximately $73,000.

●	Net loss was $2.2 million, compared with net income of $78.5 million in the second quarter of 2025. The prior-year result included significant non-operating gains, including an approximately $82.3 million gain on the settlement of incremental warrants.

●	Reported $10.3 million in restricted digital assets on the balance sheet as of June 30, 2026, compared to no digital asset holdings in the prior-year period.

First Half 2026 Financial Highlights

●	Total revenue was $28.6 million, compared with $34.9 million for the first six months of 2025.

●	Gross profit increased 9.9% to $3.7 million, compared with $3.4 million in the prior-year period.

●	Gross margin expanded approximately 329 basis points to 13.0%, compared with 9.7% for the first six months of 2025.

●	Total operating expenses decreased 25.0% to $7.9 million, compared with $10.5 million in the prior-year period.

●	Operating loss narrowed 41.6% to $4.2 million, compared with $7.1 million in the first half of 2025, representing an improvement of approximately $3.0 million.

●	Net loss improved 9.4% to $15.6 million, compared with a net loss of $17.2 million in the prior-year period.

●	Commercial Real Estate Brokerage revenue increased 95.4% to approximately $479,000, compared with approximately $245,000 in the prior-year period.

●	Title Settlement and Insurance revenue increased 10.9% to approximately $173,000, compared with approximately $156,000 in the first half of 2025.

Joe La Rosa, CEO of La Rosa, commented, “We believe that first-half results reflect continued progress in improving the Company’s operating performance and financial efficiency. Our reported revenue was impacted by the February sale of our 51% interest in LR Kissimmee. The divestiture was a strategic decision to exit a non-core operation that represented approximately 10% of our agent base but was not generating positive cash flow, allowing us to eliminate unproductive expenses and redirect capital toward higher-return opportunities without materially impacting our core agent growth or regional footprint.”

“More importantly, we are seeing meaningful improvement in the underlying business. Compared with the first six months of 2025, gross profit increased nearly 10% and gross margin expanded approximately 329 basis points to 13.0%, while operating expenses declined 25% and operating loss narrowed approximately 42% during the first six months of 2026.Net loss also improved 9.4% to $15.6 million, compared with $17.2 million in the prior-year period. We believe these results demonstrate that the steps we have taken to streamline the business and improve operating efficiency are beginning to translate into stronger financial performance.”

“At the same time, we are actively evaluating a range of strategic opportunities that could accelerate this progress. These include potential transformational transactions, tuck-in acquisitions, additional partnerships and further divestitures of non-core or underperforming assets. We have identified a pipeline of opportunities at various stages of evaluation and intend to remain disciplined in pursuing those that we believe can improve profitability, strengthen our operating platform and create long-term value for our shareholders,” concluded Mr. La Rosa.

There can be no assurance that any of potential transactions contemplated by the Company and discussed in this press release will be consummated or, if consummated, will achieve the anticipated benefits.

About La Rosa Holdings Corp.

La Rosa Holdings Corp. (Nasdaq: LRHC) intends to transform the real estate industry by providing agents with flexible compensation options, including a revenue-sharing model or a fee-based structure with 100% commission. Powered by its proprietary technology platform, La Rosa aims to equip agents and franchisees with the tools they need to deliver exceptional service.

The Company offers both residential and commercial real estate brokerage services, as well as technology-driven products and support for its agents and franchise partners. Its business model includes internal services for agents and external offerings for the public, spanning real estate brokerage, franchising, education and coaching, and property management.

La Rosa operates 23 corporate-owned brokerage offices across Florida, California, Texas, Georgia, and Puerto Rico. La Rosa also started its expansion into Europe, beginning with Spain. Additionally, the Company has five franchised offices and branches and three affiliated brokerage locations in the U.S. and Puerto Rico. The Company also operates a full-service escrow settlement and title company in Florida.

For more information, please visit: https://www.larosaholdings.com.

Stay connected with La Rosa, sign up for news alerts here: larosaholdings.com/email-alerts.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company’s current expectations that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s ability to grow its business, its strategic plans and pipeline of potential transactions, its ability to improve profitability and operating efficiency, and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s ability to continue as a going concern, its ability to maintain compliance with Nasdaq listing requirements, the Company’s ability to achieve profitable operations, customer acceptance of new services, the demand for the Company’s services and the Company’s customers’ economic condition, the impact of competitive services and pricing, general economic conditions, the Company’s material weaknesses in internal control over financial reporting, the effect of National Association of Realtors’ landmark settlement on the Company’s business operations, and other risk factors detailed in the Company’s filings with the United States Securities and Exchange Commission (the “SEC”). You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2026, and other reports and documents that we file from time to time with the SEC. Forward-looking statements contained in this press release are made only as of the date of this press release, and La Rosa does not undertake any responsibility to update any forward-looking statements in this release, except as may be required by applicable law. References and links to websites have been provided as a convenience, and the information contained on such websites has not been incorporated by reference into this press release.

For more information, contact: info@larosaholdings.com

Investor Relations Contact:

Crescendo Communications, LLC

David Waldman/Natalya Rudman

Tel: (212) 671-1020

Email: LRHC@crescendo-ir.com

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La Rosa Holdings Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,282,397	$3,086,770
Restricted cash	2,335,717	1,758,531
Digital assets, restricted	10,311,342	—
Accounts receivable, net of allowance for credit losses of $669,883 and $179,643, respectively	1,136,063	1,252,452
Notes receivable	322,267	—
Other current assets	—	15,601
Total current assets	16,387,786	6,113,354

Noncurrent assets:
Restricted cash, net of current	57,275	58,972
Property and equipment, net	3,276	6,094
Right-of-use asset, net	1,032,940	963,991
Intangible assets, net	2,969,975	4,425,042
Goodwill	528,545	1,831,197
Other long-term assets	40,120	44,867
Total noncurrent assets	4,632,131	7,330,163
Total assets	$21,019,917	$13,443,517
Liabilities, Series X Preferred Stock Subject to Redemption and Stockholders’ Deficit
Current liabilities:
Accounts payable	$2,996,924	$2,895,861
Accrued expenses	320,790	83,876
Contract liabilities	227,951	171,100
Security deposits and escrow payable	2,331,953	1,758,531
Line of credit	147,477	—
Accrued acquisition cash consideration	—	30,000
Notes payable, current	5,613,470	148,757
Lease liability, current	496,072	486,481
Total current liabilities	12,134,637	5,574,606

Noncurrent liabilities:
Note payable, net of current	16,026,760	7,143,803
Security deposits and escrow payable	57,275	58,972
Lease liability, noncurrent	578,533	514,388
Total noncurrent liabilities	16,662,568	7,717,163
Total liabilities	28,797,205	13,291,769

Commitments and contingencies (Note 6)

Series X Preferred Stock Subject to Redemption:
Preferred stock - $0.0001 par value; 50,000,000 shares authorized; 1,800 and 2,000 Series X shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	—	2,000,000
Stockholders’ Deficit:
Preferred stock - $0.0001 par value; 50,000,000 shares authorized; 216 and 6,000 Series B Convertible Preferred Stock issued and outstanding at June 30, 2026 and December 31, 2025	1	1
Preferred stock - $0.0001 par value; 50,000,000 shares authorized; 100 and 0 Series C Convertible Preferred Stock issued and outstanding at June 30, 2026 and December 31, 2025, respectively	—	—
Preferred stock - $0.0001 par value; 50,000,000 shares authorized; 500 and 0 Series D Convertible Preferred Stock issued and outstanding at June 30, 2026 and December 31, 2025, respectively	—	—
Common stock - $0.0001 par value; 2,000,000,000 shares authorized; 2,025,470 and 20,963 issued and outstanding at June 30, 2026 and December 31, 2025, respectively	203	1
Additional paid-in capital	64,235,530	51,010,523
Accumulated deficit	(72,732,011)	(57,099,883)
Total stockholders’ deficit – La Rosa Holdings Corp. stockholders	(8,496,277)	(6,089,358)
Noncontrolling interest in subsidiaries	718,989	4,241,106
Total stockholders’ deficit	(7,777,288)	(1,848,252)
Total liabilities, Series X Subject to Redemption and stockholders deficit	$21,019,917	$13,443,517
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La Rosa Holdings Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$15,051,716	$20,232,097	$28,627,322	$34,867,871

Cost of revenue	13,320,274	18,379,869	24,902,453	31,477,975

Gross profit	1,731,442	1,852,228	3,724,869	3,389,896

Operating expenses:
Sales and marketing	187,946	606,298	597,224	1,169,447
General and administrative	3,140,494	3,201,053	7,112,148	6,928,578
Stock-based compensation — general and administrative	72,885	507,457	182,610	2,422,308
Total operating expenses	3,401,325	4,314,808	7,891,982	10,520,333

Loss from operations	(1,669,883)	(2,462,580)	(4,167,113)	(7,130,437)
Other income (expense)
Interest expense, net	(436)	(182,807)	(6,215)	(207,148)
Gain on extinguishment of debt	—	4,113,000	—	3,961,075
Amortization of debt discount	—	—	—	(63,160)
Change in fair value of derivative liability	—	—	—	899,874
Gain (Loss) on issuance of senior secured convertible note	14,332	—	(10,487,380)	(128,836,250)
Change in fair value of convertible note and warrants	(354,000)	(5,315,000)	(535,902)	31,830,000
Gain on settlement of incremental warrants	—	82,299,000	—	82,299,000
Fair value of settlement of contract based equity issuances	(145,412)	—	(206,508)	—
Loss on disposition of non-controlling interest in subsidiary	—	—	(217,657)	—
Other income (expense), net	—	11,491	—	11,265
Loss (income) from operations before provision for income taxes	(2,155,399)	78,463,104	(15,620,775)	(17,235,781)
Provision for income taxes	—	—	—	—
Net (loss) income	(2,155,399)	78,463,104	(15,620,775)	(17,235,781)
Less: Net income attributable to noncontrolling interests in subsidiaries	21,760	43,246	11,353	60,940
Net (loss) income after noncontrolling interest in subsidiaries	(2,177,159)	78,419,858	(15,632,128)	(17,296,721)
Less: Deemed dividend	128,031	89,031	2,785,611	275,264
Net (loss) income attributable to common stockholders	$(2,305,190)	$78,330,827	$(18,417,739)	$(17,571,985)

(Loss) Income per share of common stock attributable to common stockholders
Basic	$(1.66)	$11,510.78	$(22.73)	$(3,200.14)
Diluted	$(1.66)	$1,525.16	$(22.73)	$(3,200.14)

Weighted average shares used in computing net loss per share of common stock attributable to common stockholders
Basic	1,390,250	6,805	810,198	5,491
Diluted	1,390,250	51,359	810,198	5,491

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